
                                                         Exhibit A
                                                        Form 13 (d)
---------------------------------------------- -------------------------------- --------------------------------------
                                                      Capital Ownership                     Profit & Loss
---------------------------------------------- -------------------------------- --------------------------------------
             Michael S. McNulty                             .01%                                 1%
      6116 N. Central Expwy Suite 1313
              Dallas, TX 75206
---------------------------------------------- -------------------------------- --------------------------------------
              Citizenship- U.S.
---------------------------------------------- -------------------------------- --------------------------------------

                    Cash                                     $10
---------------------------------------------- -------------------------------- --------------------------------------
                  Property                                    -
---------------------------------------------- -------------------------------- --------------------------------------

---------------------------------------------- -------------------------------- --------------------------------------
                Garry Stevens                              49.995%                              49.5%
            Calle Salina Cruz 172
              Col. Pueblo Nuevo
               Mexicali, B.C.
              Mexico C.P. 21100
---------------------------------------------- -------------------------------- --------------------------------------
              Mexicali, Mexico
---------------------------------------------- -------------------------------- --------------------------------------
              Citizenship-U.S.
---------------------------------------------- -------------------------------- --------------------------------------
                    Cash                                  $750,000
---------------------------------------------- -------------------------------- --------------------------------------
                  Property                               $1,500,000
---------------------------------------------- -------------------------------- --------------------------------------

---------------------------------------------- -------------------------------- --------------------------------------
                Victor Blando                              49.995%                              49.5%
            Calle Salina Cruz 172
              Col. Pueblo Nuevo
               Mexicali, B.C.
              Mexico C.P. 21100
---------------------------------------------- -------------------------------- --------------------------------------
              Mexicali, Mexico
---------------------------------------------- -------------------------------- --------------------------------------
             Citizenship-Mexico
---------------------------------------------- -------------------------------- --------------------------------------
                    Cash                                  $750,000
---------------------------------------------- -------------------------------- --------------------------------------
                  Property                               $1,500,000
---------------------------------------------- -------------------------------- --------------------------------------



(1) After all capital is returned, then the profit and loss percentage is shared 1/3 each.